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                                                                    Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Variable Annuity Portfolios, of our report dated February 23, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Smith Barney Small Cap Growth Opportunities Portfolio, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 26, 2004